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                            STATEMENT UNDER OATH FOR
                             CHIEF EXECUTIVE OFFICER
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Phillip W. Arneson, Chairman and Chief Executive Officer of Sorrento Networks Corporation (the "Company"), certify pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended April 30, 2004 fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained th such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operation of the Company


                                             Subscribed and sworn to
                                             before me this 14 day of June, 2004

          /s/ PHILLIP W. ARNESON                       /s/ Claudia Warner
       ----------------------------          -----------------------------------
Name:  Phillip W. Arneson                    Notary Public
Date:  June 11, 2004                         Seal


A signed original of this written statement required by 18 U.S. C 1350 has been provided to Sorrento Networks Corporation and will be retained by Sorrento Networks Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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